UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

 _______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2021

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Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

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Virginia (State or other jurisdiction of incorporation)	0-9881 (Commission File Number)	54-1162807 (IRS Employer Identification No.)

500 Shentel Way

P.O. Box 459

Edinburg, VA 22824

(Address of principal executive offices) (Zip Code)

(540) 984-4141

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

  _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On April 5, 2021, Shenandoah Telecommunications Company (“Shentel” or the “Company”) announced that William L. Pirtle will be leaving the Company effective August 2, 2021. Mr. Pirtle has served as the Company’s Senior Vice President Sales and Marketing since January 2019 and has been an employee since 1992.

Item 8.01.	Other Events.

In its Annual Report on Form 10-K for the year ended December 31, 2020, the Company disclosed that it expects to incur approximately $35.9 million of certain one-time expenses during 2021, including severance costs, that would be triggered by the consummation of the pending sale of its wireless assets and certain liabilities (“Shentel Wireless”) to T-Mobile US, Inc. (“T-Mobile”), which are presented as discontinued operations.

On April 5, 2021, the Company announced that it is implementing a workforce reduction that is expected to result in the termination of approximately 340 employees, or 30% of the Company’s workforce. Approximately 90% of the reductions are employees who support wireless operations and who will not automatically transfer to T-Mobile as part of the pending Shentel Wireless sale. Most of the employees impacted by the workforce reduction will exit the Company in 2021 following the closing of the pending Shentel Wireless sale and any required transition services. The closing of the Shentel Wireless sale is now expected to occur in early third quarter 2021, subject to execution of the definitive asset purchase agreement, customary closing conditions and required regulatory approvals.

In connection with this workforce reduction, the Company will incur certain termination expenses, to be settled in cash, with approximately $1.7 million related to continuing operations and approximately $4.5 million related to discontinued operations. The Company expects to incur a majority of these costs during the third quarter of 2021. The workforce reduction is expected to decrease the Company's annualized run-rate operating expenses for continuing operations by approximately $4 million.

This Current Report on Form 8-K contains forward-looking statements about Shentel regarding, among other things, its business strategy, and its prospects. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to Shentel’s beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel’s control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements, including with respect to consummating the sale of Shentel Wireless, expected employee termination costs and expected expense savings, are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. For example, this Current Report on Form 8-K discusses the anticipated sale of Shentel Wireless to T-Mobile, but Shentel and T-Mobile have not yet entered into a definitive agreement with respect to the anticipated transaction, and any such definitive agreement will be subject to certain closing conditions, including receipt of certain required regulatory approvals. As a result, there can be no assurance that Shentel and T-Mobile will enter into such a definitive agreement or that the closing of the transactions contemplated by any such definitive agreement will occur or will not be delayed. A discussion of other factors that may cause actual results to differ from management’s projections, forecasts, estimates and expectations is available in Shentel’s filings with the Securities and Exchange Commission. Those factors may include natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, changes in general economic conditions, increases in costs, changes in regulation and other competitive factors. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Dated: April 5, 2021	/s/ James J. Volk
James J. Volk
Senior Vice President - Chief Financial Officer
(Principal Financial Officer)